                         Exhibit 99.1
For Immediate Release
Hudson Global Reports 2021 Fourth Quarter and Full-Year Results
OLD GREENWICH, CT - March 11, 2021 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, announced today financial results for the fourth quarter and full year ended December 31, 2021.
2021 Fourth Quarter Summary

•Revenue of $50.1 million increased 83.2% from the fourth quarter of 2020, or 82.9% in constant currency.

•Adjusted net revenue of $22.3 million increased 97.8% from the fourth quarter of 2020, or 97.1% in constant currency.

•Net income of $2.1 million, or $0.70 per basic and $0.67 per diluted share, versus net income of $1.2 million, or $0.41 per basic and diluted share, in the fourth quarter of 2020. Adjusted net income per diluted share (Non-GAAP measure)* increased to $1.02 from adjusted net income per diluted share of $0.20 in the fourth quarter of 2020.

•Adjusted EBITDA (Non-GAAP measure)* increased to $4.6 million, versus adjusted EBITDA of $0.7 million in the fourth quarter of 2020.

2021 Full-Year Summary

•Revenue of $169.2 million increased 66.8% from 2020, or 55.5% in constant currency.

•Adjusted net revenue of $68.2 million increased 74.4% from 2020, or 65.4% in constant currency.

•Net income of $3.2 million, or $1.11 per basic and $1.07 per diluted share, compared to net loss of $1.2 million, or $0.43 per basic and diluted share, in 2020. Adjusted net income per diluted share (Non-GAAP measure)* of $2.04 increased from adjusted net loss per diluted share of $0.38 in the prior year.

•Adjusted EBITDA (Non-GAAP measure)* was $10.0 million, versus adjusted EBITDA loss of $0.4 million in 2020.

"2021 was a tremendous year for our business globally," said Jeff Eberwein, Chief Executive Officer at Hudson Global. "Our entire team generated very strong growth in revenue, adjusted net revenue, and adjusted EBITDA for the fourth quarter and full year. Our sales activity levels and pipeline remain exceptionally robust and I continue to be encouraged by the increasing level of collaboration across our teams globally. Our technology team and 2020 acquisition, Coit Group, significantly outperformed our expectations in 2021 and has flourished inside of Hudson RPO. I am also pleased with the progress we have been making with the integration of Karani, our recent 2021 acquisition, and continue to be very excited about its growth potential as part of Hudson RPO."

* The Company provides Non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States ("GAAP"). Constant currency, adjusted EBITDA,

EBITDA, and adjusted net income or loss per diluted share are defined in the segment tables at the end of this release and a reconciliation of such Non-GAAP measures to the most directly comparable GAAP measures is included within such segment tables.

Regional Highlights

Asia Pacific

Asia Pacific revenue of $32.2 million increased 61% and adjusted net revenue of $8.0 million increased 46% in constant currency in the fourth quarter of 2021 compared to the same period in 2020. EBITDA was $1.9 million in the fourth quarter of 2021 compared to EBITDA of $1.0 million a year ago. Asia Pacific delivered adjusted EBITDA of $2.4 million in the fourth quarter of 2021 versus adjusted EBITDA of $1.5 million in the fourth quarter of 2020.

For full year 2021, Asia Pacific revenue of $118.6 million increased 45% and adjusted net revenue of $28.6 million increased 34% in constant currency compared to 2020. EBITDA for full year 2021 was $5.5 million, compared to EBITDA of $2.9 million in 2020. Adjusted EBITDA for full year 2021 was $7.2 million versus $3.9 million in 2020.

Americas

In the fourth quarter of 2021, Americas revenue of $11.4 million increased 222% and adjusted net revenue of $10.9 million increased 242% in constant currency compared to the fourth quarter of 2020. EBITDA was $1.6 million in the fourth quarter of 2021 compared to EBITDA of $0.7 million in same period last year. Adjusted EBITDA was $2.7 million for the fourth quarter of 2021 compared to adjusted EBITDA loss of $0.1 million a year ago.

For full year 2021, Americas revenue of $28.8 million increased 163% and adjusted net revenue of $27.1 million increased 180% in constant currency from 2020. EBITDA was $1.8 million for full year 2021 compared to EBITDA loss of $1.0 million in 2020. Adjusted EBITDA was $4.7 million for full year 2021 compared to adjusted EBITDA loss of $1.4 million in 2020.

Europe

Europe revenue of $6.4 million increased 66% and adjusted net revenue of $3.5 million increased 30% in constant currency in the fourth quarter of 2021 compared to the fourth quarter of 2020. EBITDA was $0.4 million in the fourth quarter of 2021, compared to EBITDA of $0.2 million in the same period one year ago. Adjusted EBITDA was $0.5 million in the fourth quarter of 2021 compared to $0.2 million a year ago.

For full year 2021, Europe revenue of $21.8 million increased 37% and adjusted net revenue of $12.5 million increased 22% in constant currency compared to 2020. EBITDA was $1.0 million for full year 2021 compared to $0.5 million in 2020. Adjusted EBITDA was $1.6 million for full year 2021 compared to adjusted EBITDA of $0.4 million in 2020.

Corporate Costs

The Company's corporate costs of $0.9 million and $3.4 million for the fourth quarter and year ended 2021 excluded $0.3 million and $0.6 million of non-recurring expenses, respectively. This compares to corporate costs of $0.8 million and $3.3 million for the fourth quarter and year ended 2020, which excluded $0.3 million and $0.8 million of non-recurring expenses, respectively.

Liquidity and Capital Resources

The Company ended the fourth quarter of 2021 with $22.1 million in cash, including $0.4 million in restricted cash. The Company generated $1.7 million in cash flow from operations in the fourth quarter of 2021 compared to an outflow $0.1 million in the fourth quarter of 2020. For the full year, the company generated $2.5 million in cash flow from operations compared to using $1.4 million a year ago.

Share Repurchase Program

The Company has reduced its share count by 15% since December 31, 2018 and continues to view share repurchases as an attractive use of capital. Under its $10 million common stock share repurchase program, the Company has $1.7 million remaining.

NOL Carryforward

Hudson Global has $312 million of usable net operating losses (“NOL”) in the U.S., which the Company considers to be a very valuable asset for its stockholders. In order to protect the value of the NOL for all stockholders, the Company has a rights agreement and charter amendment in place that limit beneficial ownership of Hudson Global common stock to 4.99%. Stockholders who wish to own more than 4.99% of Hudson Global common stock, or who already own more than 4.99% of Hudson Global common stock and wish to buy more, may only acquire additional shares with the Board’s prior written approval.

COVID-19 Update
The Company is vigilantly monitoring the business environment surrounding COVID-19 and continues to proactively address this situation as it evolves. The Company believes it can continue to take appropriate actions to manage the business in this challenging environment due to the flexibility of its workforce and the strength of its balance sheet.

Conference Call/Webcast

The Company will conduct a conference call today, March 11, 2021, at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the Company's web site at hudsonrpo.com.

If you wish to join the conference call, please use the dial-in information below:
•Toll-Free Dial-In Number: (866) 220-5784
•International Dial-In Number: (615) 622-8063
•Conference ID #: 6893368

The archived call will be available on the investor information section of the Company's web site at hudsonrpo.com.

About Hudson Global

Hudson Global, Inc. is a leading global total talent solutions provider operating under the brand name Hudson RPO. We deliver innovative, customized recruitment outsourcing and total talent solutions to organizations worldwide. Through our consultative approach, we develop tailored talent solutions designed to meet our clients’ strategic growth initiatives. As a trusted advisor, we meet our commitments, deliver quality and value, and strive to exceed expectations.

For more information, please visit us at hudsonrpo.com or contact us at ir@hudsonrpo.com.

Investor Relations:
The Equity Group
Lena Cati
212 836-9611 / lcati@equityny.com

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the adverse impacts of the recent coronavirus, or COVID-19 outbreak; the Company’s ability to successfully achieve its strategic initiatives; risks related to potential acquisitions or dispositions of businesses by the Company; the Company’s ability to operate successfully as a company focused on its RPO business; risks related to fluctuations in the Company's operating results from quarter to quarter; the loss of or material reduction in our business with any of the Company’s largest customers; the ability of clients to terminate their relationship with the Company at any time; competition in the Company's markets; the negative cash flows and operating losses that may recur in the future; risks relating to how future credit facilities may affect or restrict our operating flexibility; risks associated with the Company's investment strategy; risks related to international operations, including foreign currency fluctuations, political events, natural disasters or health crises, including the ongoing COVID-19 outbreak; the Company's dependence on key management personnel; the Company's ability to attract and retain highly skilled professionals, management, and advisors; the Company's ability to collect accounts receivable; the Company’s ability to maintain costs at an acceptable level; the Company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the Company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives, and limits on related insurance coverage; the Company’s ability to utilize net operating loss carry-forwards; volatility of the Company's stock price; the impact of government regulations; and restrictions imposed by blocking arrangements. Additional information concerning these, and other factors is contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue	$50,062	$27,331	$169,207	$101,448

Operating expenses:
Direct contracting costs and reimbursed expenses	27,745	16,048	101,050	62,367
Salaries and related	16,037	9,324	53,038	33,974
Office and general	2,583	1,677	8,108	6,632
Marketing and promotion	720	313	2,020	942
Depreciation and amortization	257	106	597	179
Total operating expenses	47,342	27,468	164,813	104,094
Operating income (loss)	2,720	(137)	4,394	(2,646)
Non-operating income (expense):
Interest income, net	6	16	33	149
PPP loan forgiveness	—	1,326	—	1,326
Other (expense) income, net	(26)	(11)	(83)	463
Income (loss) before income taxes	2,700	1,194	4,344	(708)
Provision for (benefit from) income taxes	642	(3)	1,117	535
Net income (loss)	$2,058	$1,197	$3,227	$(1,243)
Earnings (loss) per share:
Basic	$0.70	$0.41	$1.11	$(0.43)
Diluted	$0.67	$0.41	$1.07	$(0.43)
Weighted-average shares outstanding:
Basic	2,939	2,884	2,917	2,911
Diluted	3,081	2,894	3,003	2,911

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$21,714	$25,806
Accounts receivable, less allowance for doubtful accounts of $196 and $10, respectively	25,748	13,445
Restricted cash, current	222	152
Prepaid and other	1,476	889
Total current assets	49,160	40,292
Property and equipment, net of accumulated depreciation of $807 and $356, respectively	371	115
Operating lease right-of-use assets	477	210
Goodwill	4,219	2,088
Intangible assets, net	5,488	1,400
Deferred tax assets	1,345	1,037
Restricted cash	177	241
Other assets	5	3
Total assets	$61,242	$45,386
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$871	$576
Accrued salaries, commissions, and benefits	10,961	4,800
Accrued expenses and other current liabilities	7,498	4,441
Operating lease obligations, current	363	192
Total current liabilities	19,693	10,009
Income tax payable	470	887
Operating lease obligations	118	22
Note payable – long term	1,250	—
Other liabilities	395	188
Total liabilities	21,926	11,106
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 20,000 shares authorized; 3,694 and 3,672 shares issued; 2,707 and 2,685 shares outstanding, respectively	4	4
Additional paid-in capital	489,249	486,825
Accumulated deficit	(434,523)	(437,750)
Accumulated other comprehensive loss, net of applicable tax	(85)	526
Treasury stock, 987 shares, at cost	(15,329)	(15,325)
Total stockholders’ equity	39,316	34,280
Total liabilities and stockholders' equity	$61,242	$45,386

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
(in thousands)
(unaudited)

For The Three Months Ended December 31, 2021	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$32,183	$11,447	$6,432	$—	$50,062
Adjusted net revenue, from external customers (1)	$7,998	$10,855	$3,464	$—	$22,317
Net income					$2,058
Provision for income taxes					642
Interest income, net					(6)
Depreciation and amortization					257
EBITDA (loss) (2)	$1,878	$1,648	$350	$(925)	2,951
Non-operating expense (income), including corporate administration charges	413	152	75	(614)	26
Stock-based compensation expense	93	161	74	301	629
Non-recurring severance and professional fees	—	—	—	307	307
Compensation expense related to acquisitions (3)	—	722	—	—	722
Adjusted EBITDA (loss) (2)	$2,384	$2,683	$499	$(931)	$4,635

For The Three Months Ended December 31, 2020	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$19,972	$3,538	$3,821	$—	$27,331
Adjusted net revenue, from external customers (1)	$5,483	$3,167	$2,633	$—	$11,283
Net income					$1,197
Benefit from income taxes					(3)
Interest income, net					(16)
Depreciation and amortization					106
EBITDA (loss) (2)	$998	$723	$158	$(595)	1,284
Non-operating expense (income), including corporate administration charges and PPP loan forgiveness	483	(1,262)	46	(582)	(1,315)
Stock-based compensation expense	11	92	1	62	166
Non-recurring severance and professional fees	—	209	—	315	524
Compensation expense related to acquisitions (3)	—	91	—	—	91
Adjusted EBITDA (loss) (2)	$1,492	$(147)	$205	$(800)	$750

1.Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
2.Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, stock-based compensation expense, and other non-recurring expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
3.Represents compensation expense payable per the terms of acquisition agreements.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE
(in thousands)
(unaudited)

For The Year Ended December 31, 2021	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$118,597	$28,797	$21,813	$—	$169,207
Adjusted net revenue, from external customers (1)	$28,561	$27,087	$12,509	$—	$68,157
Net income					$3,227
Provision for income taxes					1,117
Interest income, net					(33)
Depreciation and amortization					597
EBITDA (loss) (2)	$5,452	$1,801	$1,007	$(3,352)	4,908
Non-operating expense (income), including corporate administration charges	1,399	386	331	(2,033)	83
Stock-based compensation expense	324	556	246	1,298	2,424
Non-recurring severance and professional fees	—	23	—	637	660
Compensation expense related to acquisitions (3)	—	1,969	—	—	1,969
Adjusted EBITDA (loss) (2)	$7,175	$4,735	$1,584	$(3,450)	$10,044

For The Year Ended December 31, 2020	Asia Pacific	Americas	Europe	Corporate	Total
Revenue, from external customers	$75,633	$10,866	$14,949	$—	$101,448
Adjusted net revenue, from external customers (1)	$19,814	$9,598	$9,669	$—	$39,081
Net loss					$(1,243)
Provision for income taxes					535
Interest income, net					(149)
Depreciation and amortization					179
EBITDA (loss) (2)	$2,877	$(1,044)	$481	$(2,992)	(678)
Non-operating expense (income), including corporate administration charges and PPP loan forgiveness	1,002	(1,076)	(74)	(1,641)	(1,789)
Stock-based compensation expense	60	88	6	583	737
Non-recurring severance and professional fees	—	528	—	755	1,283
Compensation expense related to acquisitions (3)	—	91	—	—	91
Adjusted EBITDA (loss) (2)	$3,939	$(1,413)	$413	$(3,295)	$(356)

1.Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
2.Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, stock-based compensation expense, and other non-recurring expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
3.Represents compensation expense payable per the terms of acquisition agreements.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY
(in thousands)
(unaudited)

The Company operates on a global basis, with the majority of its revenue generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, adjusted net revenue, selling, general and administrative expenses ("SG&A"), and other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends. The company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	For The Three Months Ended December 31,
	2021	2020
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Asia Pacific	$32,183	$19,972	$(26)	$19,946
Americas	11,447	3,538	12	3,550
Europe	6,432	3,821	52	3,873
Total	$50,062	$27,331	$38	$27,369
Adjusted net revenue (1):
Asia Pacific	$7,998	$5,483	$(1)	$5,482
Americas	10,855	3,167	9	3,176
Europe	3,464	2,633	30	2,663
Total	$22,317	$11,283	$38	$11,321
SG&A (2):
Asia Pacific	$5,688	$4,002	$14	$4,016
Americas	9,079	3,705	10	3,715
Europe	3,037	2,430	30	2,460
Corporate	1,536	1,177	—	1,177
Total	$19,340	$11,314	$54	$11,368
Operating income (loss):
Asia Pacific	$2,276	$1,467	$(16)	$1,451
Americas	1,565	(623)	—	(623)
Europe	419	197	—	197
Corporate	(1,540)	(1,178)	—	(1,178)
Total	$2,720	$(137)	$(16)	$(153)
EBITDA (loss):
Asia Pacific	$1,878	$998	$12	$1,010
Americas	1,648	723	2	725
Europe	350	158	(5)	153
Corporate	(925)	(595)	—	(595)
Total	$2,951	$1,284	$9	$1,293

1.Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
2.SG&A is a measure that management uses to evaluate the segments’ expenses and includes salaries and related costs and other selling, general and administrative costs.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY (continued)
(in thousands)
(unaudited)

	For The Year Ended December 31,
	2021	2020
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Asia Pacific	$118,597	$75,633	$6,314	$81,947
Americas	28,797	10,866	89	10,955
Europe	21,813	14,949	996	15,945
Total	$169,207	$101,448	$7,399	$108,847
Adjusted net revenue (1):
Asia Pacific	$28,561	$19,814	$1,442	$21,256
Americas	27,087	9,598	82	9,680
Europe	12,509	9,669	603	10,272
Total	$68,157	$39,081	$2,127	$41,208
SG&A (2):
Asia Pacific	$21,705	$15,941	$1,177	$17,118
Americas	24,908	11,814	97	11,911
Europe	11,169	9,160	571	9,731
Corporate	5,384	4,633	—	4,633
Total	$63,166	$41,548	$1,845	$43,393
Operating income (loss):
Asia Pacific	$6,785	$3,827	$235	$4,062
Americas	1,689	(2,218)	(14)	(2,232)
Europe	1,309	383	27	410
Corporate	(5,389)	(4,638)	—	(4,638)
Total	$4,394	$(2,646)	$248	$(2,398)
EBITDA (loss):
Asia Pacific	$5,452	$2,877	$241	$3,118
Americas	1,801	(1,044)	(12)	(1,056)
Europe	1,007	481	52	533
Corporate	(3,352)	(2,992)	—	(2,992)
Total	$4,908	$(678)	$281	$(397)

1.Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
2.SG&A is a measure that management uses to evaluate the segments’ expenses and includes salaries and related costs and other selling, general and administrative costs.

HUDSON GLOBAL, INC.
RECONCILIATION OF ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE
(in thousands, except per share amounts)
(unaudited)

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended December 31, 2021	Net Income	Outstanding	Share
Net income	$2,058	3,081	$0.67
Non-recurring items (after tax)	307	3,081	0.10
Compensation expense related to acquisitions (after tax) (1)	765	3,081	0.25
Adjusted net income (2)	$3,130	3,081	$1.02

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended December 31, 2020	Net Income	Outstanding	Share
Net income	$1,197	2,894	$0.41
Non-recurring items (after tax)	(801)	2,894	(0.28)
Compensation expense related to acquisitions (after tax) (1)	183	2,894	0.06
Adjusted net income (2)	$579	2,894	$0.20

	Adjusted	Diluted Shares	Per Diluted
For The Year Ended December 31, 2021	Net Income	Outstanding	Share
Net income	$3,227	3,003	$1.07
Non-recurring items (after tax)	660	3,003	0.22
Compensation expense related to acquisitions (after tax) (1)	2,253	3,003	0.75
Adjusted net income (2)	$6,140	3,003	$2.04

	Adjusted	Diluted Shares	Per Diluted
For The Year Ended December 31, 2020	Net Loss	Outstanding	Share
Net loss	$(1,243)	2,911	$(0.43)
Non-recurring items (after tax)	(44)	2,911	(0.01)
Compensation expense related to acquisitions (after tax) (1)	$183	2,911	0.06
Adjusted net loss (2)	$(1,104)	2,911	$(0.38)

(1)    Represents compensation expense payable per the terms of the Coit acquisition, including a promissory note for $1.35 million payable over three years, and $500k of the Company's common stock vesting over 30 months, as well as earn out payments in 2021. In addition, represents compensation expense payable in the form of a CFO retention payment per the terms of the Karani acquisition.

(2)    Adjusted net income or loss per diluted share are Non-GAAP measures defined as reported net income or loss and reported net income or loss per diluted share before items such as PPP loan forgiveness, acquisition-related costs, and non-recurring severance and professional fees after tax that are presented to provide additional information about the company's operations on a basis consistent with the measures that the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted net income or loss per diluted share should not be considered in isolation or as substitutes for net income or loss and net income or loss per share and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as measures of the company's profitability or liquidity. Further, adjusted net income or loss and adjusted net income or loss per diluted share as presented above may not be comparable with similarly titled measures reported by other companies.